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                              ASSET PURCHASE AGREEMENT

     Agreement dated as of July 9, 1997, by and between Bruker Instruments, Inc., a Massachusetts corporation ("Buyer") and Conductus, Inc., a Delaware corporation ("Seller").

     This Agreement sets forth the terms and conditions upon which Buyer will purchase from Seller, and Seller will sell to Buyer, all the assets of Seller's HTS NMR Probe business (other than the Retained Assets, as hereinafter defined) and the business and goodwill of such business as a going concern, subject to those liabilities of Seller which are specifically hereinafter described, for the consideration provided herein.

     In consideration of the foregoing, the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                  1.0  DEFINITIONS

     1.1 DEFINITIONS. For the purposes of this Agreement, all capitalized words or expressions used in this Agreement shall have the meanings specified in this Article I (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "AFFILIATE" means when used with respect to any Person if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any Equity Security thereof, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship.

     "AGREEMENT" means this Asset Purchase Agreement (together with all Exhibits and Schedules hereto) as in effect from time to time.

     "BUSINESS" means Seller's NMR probe business operated by Buyer through the use of the Purchased Assets, including, without limitation, all business activities of Seller used in or for systems, subunits (E.G., NMR probes, cryogenic systems, preamplifiers, etc.) and accessories (a) for NMR spectroscopy, and (b) for all NMR microscopy on any sample or specimen other than in-vivo NMR microscopy on human patients. "Business"

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does not include MRI and/or in-vivo NMR microscopy on human patients in magnets of any geometry.

     "BUSINESS DAY" means any day, excluding Saturday, Sunday and any other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close.

     "CHARTER" means the Certificate of Incorporation, Articles of Incorporation or Organization or other organizational document of a corporation, as amended and restated through the date hereof.

     "CLAIM" means an action, suit, proceeding, hearing, investigation, litigation, charge, complaint, claim or demand.

     "CODE" means the Internal Revenue Code of 1986, and the regulations, rulings, and court decisions in respect thereof, all as the same shall be in effect at the time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and any similar or successor federal statute, and the rules, regulations and interpretations thereunder, all as the same shall be in effect at the time.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "HTS NMR PROBE" includes the HTS coil(s), the probe body, the transfer line to the probe body, probe connections to the cryogenic system, and heat sink if it is incorporated into the probe body, but does not include the preamplifier module(s), refrigeration components, heat exchanger, coldhead, or the vacuum components outside the probe body.

     "IRS" means the Internal Revenue Service.

     "LIEN" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind.

     "MATERIAL ADVERSE EFFECT" means a material adverse impact or effect on the business, operations, assets, liabilities, prospects or condition (financial or otherwise) of the Business.

     "MRI" means magnetic resonance imaging.

     "NMR" means nuclear magnetic resonance.

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     "OFFICER'S CERTIFICATE" means a certificate signed in the name of a corporation by its President, Chief Executive Officer, Treasurer, Chief Financial Officer, or, if so specified, the Clerk or Secretary, acting in his or her official capacity.

     "PERSON" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

     "PURCHASE DOCUMENTS" means this Agreement and any other certificate, document, instrument or agreement executed in connection therewith.

     "TAX" means any federal, state, local or foreign tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TRANSFERRED TECHNOLOGY" means patents, patent applications, inventions and designs which are included in the Purchased Assets.

                          2.0  PURCHASE AND SALE OF ASSETS

     2.1 PURCHASE OF ASSETS. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 2.7 hereof), Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase, acquire and accept from Seller, the Business, including those of Seller's assets used in connection with Seller's operation of the Business as set forth in SCHEDULE 2.1 attached hereto (the "Purchased Assets") (other than those assets included in the Retained Assets as defined in Section 2.2 hereof), and subject only to the liabilities and obligations of Buyer which are defined in Section 2.3 hereof (the "Assumed Liabilities").

     2.2 RETAINED ASSETS. Seller will retain ownership of all of Seller's assets other than the Purchased Assets (the "Retained Assets"), including, without limitation, the patents listed in SCHEDULE 2.2.

     2.3 ASSUMED LIABILITIES. Buyer shall assume and pay, perform and discharge the Assumed Liabilities, and will pay, perform and discharge the Assumed Liabilities as they become due. The Assumed Liabilities shall consist solely of the liabilities of Buyer listed on SCHEDULE 2.3 attached hereto.

     2.4 RETAINED LIABILITIES. The liabilities and obligations which shall be retained by Seller (the "Retained Liabilities") shall consist of all liabilities of Seller other than the Assumed Liabilities, including, without limitation, the following:

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          (a)  all liabilities of Seller relating to indebtedness for borrowed money;

          (b) Subject to Section 10.5(c), all liabilities of Seller resulting from, constituting or relating to a breach of any of the representations, warranties, covenants or agreements of Seller under this Agreement except to the extent that they relate to the Business for periods after the Closing Date;

          (c) all liabilities of Seller for Taxes, including any gain and income from the sale of the Purchased Assets and other transactions contemplated herein;

          (d) all liabilities for all environmental, ecological, health, safety, products liability or other claims pertaining to the Business or the Purchased Assets which relate to time periods or events occurring on or prior to the Closing Date;

          (e) all liabilities of Seller arising in connection with its operations unrelated to the Business and all liabilities (including any liability pursuant to any claim, litigation or proceeding) in connection with the operation of the Business arising prior to the Closing except as otherwise specifically provided herein and any liability of Seller based on its tortious or illegal conduct;

          (f) any liability or obligation incurred by Seller in connection with the negotiation, execution or performance of this Agreement, including, without limitation, all legal, accounting, brokers', finders' and other professional fees and expenses;

          (g)  all liabilities incurred by Seller after the Closing Date;

          (h) all liabilities or obligations associated with the Business Employees (as hereinafter defined), including, but not limited to, any liability or obligation under or with respect to any collective bargaining agreement, employment agreement, unemployment or workers' compensation laws, sales commissions (other than on orders shipped and billed after the Closing Date), or any liability or obligation arising from any decision of Buyer not to offer employment to any Business Employee; and

          (i) all liabilities and obligations arising out of, resulting from, or relating to any employee benefit plan, program, or arrangement maintained or contributed to by Seller or any entity which is or has been aggregated with Seller for purposes of section 414 of the Code or section 4001 of ERISA.

     2.5 PURCHASE PRICE. Upon the terms and subject to the conditions contained in this Agreement, and in consideration of the sale, assignment, transfer and delivery of the Purchased Assets and covenants not to compete received from Seller, Buyer will pay, by

                                     4

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wire transfer of immediately available funds, to Seller,
                 .

     2.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets and the covenants not to compete received from Seller as set forth in SCHEDULE 2.6 attached hereto. Seller and Buyer shall be bound by such allocation for all purposes and to account for and report the purchase and sale contemplated hereby for all financial, accounting and Tax purposes in accordance with such allocation.

     2.7 TIME AND PLACE OF CLOSING. The closing of the transactions described in Sections 2.1 through 2.6 hereof (the "Closing") shall take place at the offices of Seller at 9:00 a.m. on July 16, 1997, or at such other place or time as the parties hereto may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

     2.8 EXECUTION AND DELIVERY OF DOCUMENTS OF TITLE BY SELLER. At the Closing, Seller shall execute and deliver to Buyer a bill of sale and such deeds, conveyances, bills of sale, certificates of title, assignments, assurances and other instruments and documents as Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets from Seller to Buyer. Such instruments and documents shall be sufficient to convey to Buyer good and merchantable title in all of the Purchased Assets. Seller will, from time to time after the Closing Date, take such additional actions and execute and deliver such further documents as Buyer may reasonably request in order more effectively to sell, transfer and convey the Purchased Assets to Buyer and to place Buyer in position to operate and control all of the Purchased Assets.

     2.9 EXECUTION AND DELIVERY OF DOCUMENTS BY BUYER. At the Closing, Buyer shall execute and deliver to Seller an Assumption Agreement and such other documents as Seller may reasonably request in order to evidence Buyer's assumption of the Assumed Liabilities. Buyer will, from time to time after the Closing Date, take such additional action and deliver such further documents as Seller may reasonably request in order effectively to assume the Assumed Liabilities.

     2.10 After the Closing, Buyer shall pay a share of Net Revenue (as hereinafter defined) to Seller as follows:

          (a)  For the first three (3) years after the Closing Date, Buyer
shall pay Seller                  of the Net Revenue  from the sale of HTS
NMR Probes which are based, in whole or in substantial part, on Transferred Technology.

          (b)  For the fourth and fifth years after the Closing Date, Buyer
shall pay Seller                  of the Net Revenue from the sale of HTS NMR
Probes which are based, in whole or in substantial part, on Transferred Technology.

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          (c)  For the sixth through the tenth years after the Closing Date,
Buyer shall pay Seller                    of the Net Revenue from the sale of
HTS NMR Probes which are based in whole or in substantial part, on Transferred Technology.

          (d) For the first 3 years after the Closing Date, Buyer shall pay Seller 2% of the Net Revenue from the sale of cryogenics for HTS NMR Probes which are based in whole or in substantial part, on Transferred Technology.

          (e) For purposes of this Section 2.10, "Net Revenue" shall mean the net amounts received by Buyer from its distributors, less separately stated amounts such as sales, value added and similar taxes and governmental charges, transportation, installation, duties, insurance and similar charges, provided that for system sales when the HTS NMR Probe price is not separately stated, Net Revenue shall be equal to the then current list price for such HTS NMR Probe or cryogenics less twenty five percent (25%).

          (f) Payments shall be made by Buyer no later than forty-five (45) days after the end of each calendar quarter accompanied by a report setting forth the calculation of the payment then due. Sufficient records to support such reports shall be kept for six (6) years following the due date for the report relating to the reporting period to which such records pertain.

          (g) Seller shall have the right to have an independent certified public accountant audit, at Seller's expense, Buyer's royalty calculations no more than once every two (2) years. At least ten (10) days notice of any such audit shall be provided to Buyer, such accountant shall execute a standard Buyer non-disclosure agreement prior to any such audit and the results of such audit may be disclosed only to Seller. If such an audit uncovers a deficiency greater than 5% in reporting or payments, Buyer shall bear the expenses of the audit.

     2.11 SCHEDULES. This Agreement has been executed without all Schedules attached. Mutually agreeable schedules shall be attached no later than July 15, 1997.

                   3.0  REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     3.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full power and authority to own, use and lease its properties and to conduct its business as currently conducted. The copies of Seller's Charter and By-Laws, as amended to date, certified by its Secretary and delivered to Buyer's counsel prior to the Closing, are true, complete and correct.

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     3.2  AUTHORITY; NO VIOLATION.  Seller has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized and approved by all necessary corporate action. This Agreement constitutes the legal and binding obligation of Seller, enforceable against it in accordance with its terms.
To Seller's knowledge, and without having conducted any special investigation, the entering into of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby, including specifically the transfer of the Purchased Assets to Buyer by Seller, will not violate the provisions of (a) any applicable federal, state, local or foreign laws, (b) Seller's Charter or By-Laws, or (c) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of Seller under, any Lien, contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which Seller is a party or by which it is bound, or to which any property used in the Business is subject, except where such default, acceleration, or change would not have a material adverse effect.

     3.3  FINANCIAL STATEMENTS.  (omitted intentionally)

     3.4 ABSENCE OF UNDISCLOSED LIABILITIES. To Seller's knowledge and without having conducted any special investigation, there are no undisclosed Liabilities of the Business.

     3.5  ABSENCE OF CERTAIN CHANGES.  Except as otherwise disclosed in SCHEDULE
3.5 attached hereto, since APRIL 1ST, 1997, there has not been:

          (a) any material change in the business, operations, assets, liabilities, prospects or condition (financial or otherwise) of the Business;

          (b) any obligation or liability incurred by Seller with respect to the Business other than obligations and liabilities incurred in the ordinary course of business for an amount not more than $5,000.00 in each case or $25,000.00 in the aggregate;

          (c) any Liens placed on any of the Purchased Assets which in the aggregate exceed $5,000.00 remain in existence on the date hereof; such amount of any Liens, if any, in existence on the Closing Date shall be deducted from the Purchase Price;

          (d) any purchase, sale, lease, assignment, transfer or other disposition, or any agreement or other arrangement for the purchase, sale, lease, assignment, transfer or other disposition, of any part of Seller's properties or assets used in the Business, other than purchases and sales in the ordinary course of business, and except for fixed assets purchased or other capital expenditures made in amounts not exceeding $5,000 for any single item and $25,000 in the aggregate for all such items;

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          (e)  any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect on Seller's properties, assets or business used in the Business;

          (f) any labor dispute or claim of unfair labor practices involving Seller; any change in the employment contracts of or compensation payable or to become payable by Seller to any of its current or former officers, directors, employees, consultants, or agents with respect to the Business or any bonus payment, loan or arrangement made to or with respect to any of such officers, directors, employees, consultants, or agents; or any change in coverage vesting, or benefits available, under any Plan described in Section 3.14 hereof with respect to the Business;

          (g) any change with respect to the Business' management or supervisory personnel;

          (h) any contracts, licenses, leases or agreements entered into by Seller with respect to the Business which are outside the ordinary course of business or which obligate Seller for more than $5,000 in any one case or more than $25,000 in the aggregate or any cancellation, termination, modification, or acceleration by any party to any contract, license, lease or agreement involving more than $25,000 with respect to the Business to which Seller is a party or by which it is bound;

          (i) any postponement or delay in payment of any accounts payable or other liability of Seller with respect to the Business except in the ordinary course of business consistent with prior practices;

          (j) any cancellation, waiver, compromise or release of any right or claim with respect to the Business either involving more than $25,000 or outside the ordinary course of business consistent with prior practices; or

          (k) any other occurrence, action, failure to act or transaction involving the Business other than transactions in the ordinary course of business consistent with prior practices.

     3.6 TITLE, SUFFICIENCY AND CONDITION OF ASSETS. Seller has good and marketable title to, or a valid leasehold interest in, all of the Purchased Assets, free and clear of all Liens and the sale and delivery of the Purchased Assets to Buyer pursuant hereto shall vest in Buyer good and marketable title thereto, free and clear of any and all Liens which in the aggregate exceed $5,000.00 or defects, other than as disclosed in SCHEDULE 3.6 hereto or as may be created by Buyer. Except as disclosed in SCHEDULE 3.6, or as provided in
Section 3.9 with respect to intellectual Property Seller owns or leases all property and assets necessary for the conduct of the Business as the Business is presently conducted

                                     8

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and is proposed to be conducted, and all such property and assets are included in the Purchased Assets. To the knowledge of Seller, all tangible properties and assets owned or leased by Seller and contained in the Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted, have been well maintained, and conform with all applicable laws, statutes, ordinances, rules and regulations.

     3.7   REAL ESTATE.       (omitted intentionally)

     3.8  CURRENT ASSETS.     (omitted intentionally)

     3.9 INTELLECTUAL PROPERTY. All patents, patent applications, proprietary designs, copyrights, trade names, service marks, trademarks and trademark applications which are owned by or licensed to Seller with respect to the Business are listed in SCHEDULE 2.1 attached hereto ("Intellectual Property"). To its knowledge, and without having conducted any special investigation or patent or trademark search, the Intellectual Property's use does not require the consent of any other Person and it is freely transferable and owned exclusively by Seller, free and clear of any Liens. Except as set forth in SCHEDULE 2.1,
(a) no other Person has an interest in or right or license to use, or the right to license any other Person to use, any of the Intellectual Property, (b) Seller has received no claims or demands of any other Person pertaining thereto and has not received notice that any proceedings have been instituted, or are pending or, to the knowledge of Seller, threatened, which challenge Seller's rights in respect thereof, (c) Seller is unaware of any infringement of the Intellectual Property by another Person or that the Intellectual Property is subject to any outstanding order, decree, ruling, charge, injunction, judgment or stipulation, and (d) no Claim has been received by Seller, or, to Seller's knowledge threatened charging the Seller with infringement of any adversely held intellectual property. Buyer acquires no right to the trademark "Conductus", but shall be permitted to use technical documentation existing at the Closing Date and including the name "Conductus" for up to six months after the Closing Date.

     3.10 CONTRACTS. Except for contracts, commitments, leases, licenses, plans and agreements described in SCHEDULES 3.10 attached hereto, Seller with respect to the Business is not a party to or subject to:

          (a) any plan or contract regarding or providing for bonuses, pensions, options, stock purchases, deferred compensation, severance benefits retirement payments, profit sharing, stock appreciation, collective bargaining or the like, or any contract or agreement with any labor union;

          (b) any employment or consulting contract or contract for personal services not terminable at will by Seller without penalty to Seller;

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          (c)  any contract or agreement for the purchase of any commodity, product, material, supplies, equipment or other personal property, or for the receipt of any service, other than purchase orders entered into in the ordinary course of business for less than $1,000 each and which in the aggregate do not exceed $10,000;

          (d) any contract or agreement for the purchase or lease of any fixed asset, whether or not such purchase or lease is in the ordinary course of business, for a price in excess of $5,000;

          (e) any contract or agreement for the sale of any commodity, product, material, equipment, or other personal property, or the furnishing by Seller of any service, other than contracts with customers entered into in the ordinary course of business for a price in excess of $5,000;

          (f) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          (g) any contract or agreement with any sales agent, distributor or OEM of products of the Business;

          (h) any contract or agreement concerning a partnership or joint venture with one or more Persons;

          (i) any confidentiality agreement or any non-competition agreement or other contract or agreement containing covenants limiting the Business' freedom to compete in any line of business or in any location or with any Person;

          (j)  any license agreement (as licensor or licensee);

          (k) any contract or agreement with any present or former officer, director, consultant, agent or stockholder of Seller or with any Affiliate of any of them;

          (l) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or Indebtedness to any Person;

          (m) any agreement of guaranty, indemnification, or other similar commitment with respect to the obligations or liabilities of any other Person (other than lawful indemnification provisions contained in the Charter and By-Laws of Seller; or

          (n) any other agreement or contract (or group or related agreements or contracts) under which the consequences of a default or termination could have a Material

                                     10

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Adverse Effect or the performance of which involves consideration paid or received by Seller  in excess of $ 5,000.

     Copies of all such written contracts, commitments, plans, leases, licenses and agreements have been provided to Buyer prior to the execution of this Agreement, and all such copies are true, correct and complete and have been subject to no amendment, extension or other modification as of the date hereof, except such as are described in SCHEDULE 3.10. Except as listed and described in SCHEDULE 3.10, Seller, or to the knowledge of Seller, any other Person, is not in default under any such contract, commitment, plan, lease, license or agreement.

     3.11 CUSTOMERS AND SUPPLIERS. Except as set forth in SCHEDULE 3.11, no supplier is a material sole source of supply to the Business. The relationships of the Business with its suppliers and customers are good commercial working relationships and, neither (i) any of the twenty (20) largest suppliers and customers of the Business, nor (ii) any supplier who at any time during 1996 or 1997 was or is the sole source of supply of any item, has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Business or has during the last twelve (12) months decreased materially or threatened to decrease or limit materially, its services, supplies or materials to the Business or its usage or purchase of the services or products of the Business.

     3.12 COMPLIANCE WITH LAWS.   To the best of its knowledge, Seller has, with
respect to the Business, conducted and is conducting its business in compliance with applicable federal, state, local or foreign laws, statutes, ordinances, regulations, rules or orders or other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal
relating to it.   Seller is not now charged with, and to the knowledge of Seller is not now under investigation with respect to, any possible violation of any applicable law, statute, ordinance, regulation, rule, order or requirement relating to any of the foregoing. Seller, with respect to the Business, has all licenses, permits, franchises, orders, approvals, accreditations, written waivers and other authorizations as are necessary in order to enable it to own and conduct its business as currently conducted and as proposed to be conducted and to occupy and use its real and personal properties without incurring any material liability ("Necessary Permits"), except where the failure to do so would not have a Material Adverse Effect. No registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind is required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to effect the transfer to Buyer of the Necessary Permits. The Business is in full compliance with the terms and conditions of all Necessary Permits.

     3.13 TAXES. There are no Liens or other problems with unpaid Taxes with respect to the Purchased Assets.


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     3.14 EMPLOYEE BENEFIT PLANS. (intentionally omitted)
Seller has disclosed its employee benefit plans to Buyer.

     3.15 ENVIRONMENTAL MATTERS. To the best of Seller's knowledge, its operation of the Business is in compliance with applicable environmental laws.

     3.16 EMPLOYEES.   Except as disclosed in SCHEDULE 3.16, Seller with respect
to the Business is not a party to any written or oral employment, consulting, service, severance or pension agreement. Seller enjoys good relations with its employees and there is no pending or, to the knowledge of Seller, threatened labor dispute with or effort to organize any of its employees, and there has been no such labor dispute or, to the knowledge of Seller, effort to organize during the past five (5) years.

     3.17 LITIGATION. Except as disclosed on SCHEDULE 3.17 attached hereto, (a) there is no Claim pending or, to the knowledge of Seller threatened (or, to the knowledge of Seller, any facts which are reasonably likely to lead to such a Claim) by, against, affecting or regarding the Business or the properties or assets used in the Business, at law or in equity, before any federal, state, local or foreign court or any other governmental or administrative agency or tribunal or any arbitrator or arbitration panel which is likely to have a Material Adverse Effect, and (b) there are no judgments, orders, rulings, charges, decrees, injunctions, notices of violation or other mandates against or affecting the Business or the properties or assets used in the Business which is likely to have a Material Adverse Effect. Nothing listed on SCHEDULE 3.17, either individually or when aggregated with other listings on such Schedule, would reasonably be expected to have a Material Adverse Effect.

     3.18 BROKERS. Neither Seller or anyone acting on its behalf, has engaged, retained, or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the sale of the Purchased Assets, this Agreement or the transactions contemplated hereby.

     3.19 DISCLOSURE OF MATERIAL INFORMATION. Neither this Agreement (including the Schedules and Exhibits hereto) nor any document, certificate or instrument furnished in connection therewith contains, with respect to Seller or the Business, any untrue statement of a material fact or omits to state a material fact necessary to made the statements therein not misleading. To its knowledge, and without having conducted any special inquiry, there is no fact known to Seller which has or would reasonably be expected in the future to result in a Material Adverse Effect and which has not been set forth in this Agreement or in written materials furnished to Buyer for purposes of its due diligence review.

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                   4.0   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     4.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted.

     4.2 AUTHORITY. Buyer has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer, and this Agreement constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Assuming the accuracy of the representations and warranties of Seller hereunder and to the best knowledge of Buyer, the entering into of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, violate the provisions of (a) any applicable laws of the United States or any other state or jurisdiction in which Buyer does business, (b) the Charter or By-Laws of Buyer, or (c) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of Buyer under, any mortgage, Lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which Buyer is a party or by which Buyer is bound, or to which any property of Buyer is subject.

     4.3 BROKERS. Neither Buyer nor anyone acting on its behalf has engaged, retained or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the purchase of Purchased Assets, this Agreement or the transactions contemplated hereby.

                                   5.0  COVENANTS

     5.1 COVENANTS OF SELLER. Seller shall keep, perform and fully discharge the following covenants and agreements:

          (a) INTERIM CONDUCT OF BUSINESS. From the date hereof until the Closing, Seller shall operate the Business as a going concern consistent with prior practice and in the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions contemplated by this Agreement or expressly approved in writing by Buyer, Seller shall not with respect to the Business:

          (i) enter into or amend any employment, bonus, severance, or retirement contract or arrangement, or increase any compensation payable or to become payable to any person other than in the ordinary course of business consistent with prior practice;

          (ii) purchase, lease or otherwise acquire any real estate or any interest therein;

          (iii) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any of its assets, properties, rights or claims, whether tangible or intangible, except in the ordinary course of business consistent with prior practice;

          (iv) incur any liability, guaranty or obligation (fixed or contingent) other than in the ordinary course of business consistent with prior practice or make any investment in excess of $10,000, whether singly or in the aggregate, in property, plant and equipment and other items of capital expenditure;

          (v) place or permit to be placed any Lien on any of its assets or properties, other than statutory Liens arising in the ordinary course of business;

           (vi) accelerate receivables or delay or postpone payment of any accounts payable or other liability, except in the ordinary course of business consistent with prior practice; or

          (vi) abandon any part of the Business.

          (b) ACCESS. Seller shall, upon reasonable notice, give Buyer and its representatives full and free access to all properties, assets, books, contracts, commitments and records of Seller with respect to the Business during reasonable business hours and shall promptly furnish Buyer with all financial and operating data and other information as to the history, ownership, Affiliates, business, operations and properties of the Business as Buyer may from time to time reasonably request. Simultaneously with the execution hereof, the parties shall enter into a non-disclosure agreement in form and substance as set forth in SCHEDULE 5.1(b) attached hereto.

          (c) TRANSFER OF NECESSARY PERMITS. From and after the date hereof to the Closing Date and following the Closing Seller will use commercially reasonable efforts to effect the transfer to Buyer of all of the Necessary Permits and all other permits, licenses, and leases which are associated with the Business as presently conducted, to the extent the same are by their terms transferable.

          (d) RETAINED LIABILITIES. From and after the date hereof to the Closing Date and following the Closing Seller shall pay, perform and fully discharge all of the Retained Liabilities as they come due.

          (e) SATISFACTION OF CONDITIONS. Seller shall use good faith efforts to accomplish the satisfaction of the conditions precedent to Closing contained in Section 6.1 hereof on or prior to the Closing Date.

          (f) NO SOLICITATION, CONFIDENTIALITY, ETC. Prior to the Closing or the termination of this Agreement pursuant to Section 7.0 hereof, Seller will not (i) solicit or negotiate with respect to any inquiries or proposals relating to (x) the possible direct or indirect acquisition of all or a portion of the Purchased Assets or Business, or (y) any merger, consolidation, joint venture or business combination of Seller, or (ii) discuss or disclose either this Agreement or other confidential information pertaining to the Business with any Person (except as may be required by law or except as may be required in connection with the transactions contemplated by this Agreement to Affiliates, officers, directors, employees and agents of Seller).

          (g) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Without the prior written consent of Buyer, Seller will not take any action from the date hereof to the Closing Date, that would cause any representation or warranty of Seller contained in this Agreement to become untrue or cause the breach of any agreement hereof or covenant contained herein. Seller will promptly bring to the attention of Buyer any facts which come to its attention that would cause any of the representations and warranties of Seller to be untrue or materially misleading in any respect.

          (h) TAX MATTERS. Seller shall be responsible for and shall cause to be prepared and duly filed all Tax Returns relating to Taxes of Seller due for periods through and until the Closing. Seller shall be responsible for and shall, jointly and severally, indemnify and hold harmless Buyer with respect to all Taxes of Seller due for periods through and until the Closing. Buyer shall be responsible for and shall cause to be prepared and duly filed all Tax Returns relating to Taxes of Buyer due for periods at or after Closing. Buyer shall be responsible for and shall indemnify and hold harmless Seller with respect to all Taxes of Buyer due for periods at or after the Closing.

     5.2 COVENANTS OF BOTH PARTIES. The parties hereto shall keep, perform and fully discharge the following covenants and agreements:

          (a) WAIVER OF COMPLIANCE WITH THE BULK SALES ACT. In connection with the transactions contemplated hereby, the parties shall waive compliance with the provisions of Article 6 of the Uniform Commercial Code - Bulk Transfers and the Bulk Sales Act and any other applicable bulk sales act or statute ("Bulk Sales Acts"). Seller shall satisfy all creditors in connection with Seller's operation of the Business prior to the Closing, except as contemplated by the Assumed Liabilities, and shall remove any and all Liens against the Purchased Assets as a result of payments made by Seller to others. Seller shall indemnify and hold Buyer harmless from and against any and all liabilities under the Bulk Sales Acts.

          (b) EMPLOYEES. Following the execution of this Agreement and prior to the Closing Date, Buyer shall be allowed to discuss with employees currently or previously employed or otherwise compensated by Seller in connection with the Business ("Business Employees") the possibility of employment with Buyer and shall be allowed to employ such persons effective as of the Closing Date on such terms and conditions as may be negotiated among Buyer and such persons.

          (c) WARN ACT AND COBRA. Seller shall be responsible for any notice required under or liability associated with the Worker Adjustment and Retraining Notification Act (29 U.S.C. Sections 2101-2109), COBRA group health plan continuation coverage (29 U.S.C. Sections 601-608 and 26 U.S.C. Section 4980B) and any applicable state or local plant closing, mass layoff, relocation, or severance, or continuation coverage laws associated with the Business Employees which takes place or arises on or before the Closing Date, and Buyer shall be responsible for any such notice or liability associated with the persons hired by Buyer on or after the Closing Date which takes place or arises after the Closing Date.

                              6.0  CLOSING CONDITIONS

     6.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of Seller contained in this Agreement shall remain true and correct at the Closing Date as fully as if made on the Closing Date; Seller shall have performed, on or before the Closing Date, all of its obligations under this Agreement and the other Purchase Documents which by the terms thereof are to be performed on or before the Closing Date; and Seller shall have delivered to Buyer an Officer's Certificate dated the Closing Date of Seller to such effect.

          (b) NO PENDING ACTION. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress or in the legislature of any state, and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other governmental authority or arbitrator, which, in any such case, in the reasonable judgment of Buyer could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Purchased
Assets) or result in a Material Adverse Effect.

          (c) PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT. Buyer's purchase of and payment for the Purchased Assets (a) shall not be prohibited by any applicable law or governmental order, rule, ruling, regulation, release or interpretation, (b) shall not constitute a fraudulent or voidable conveyance under any applicable law, and (c) shall be permitted by all applicable laws, statutes, ordinances, regulations and rules of the jurisdictions to which Buyer is subject.

          (d) PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the purchase and sale of the Purchased Assets, all of the other Purchase Documents and all documents and papers relating thereto, shall be in form and substance reasonably satisfactory to Buyer.

          (e) CONSENTS - PERMITS. Seller shall have received (and there shall be in full force and effect) all material consents, approvals, licenses, permits, orders and other authorizations of, and shall have made (and there shall be in full force and effect) all such filings, registrations, qualifications and declarations with, any Person pursuant to any applicable law, statute, ordinance, regulation or rule or pursuant to any agreement, order or decree to which Seller with respect to the Business is a party or to which it is subject, in connection with the transactions contemplated by this Agreement and the sale of the Purchased Assets.

          (f)  CORPORATE DOCUMENTS.  Seller shall have delivered to Buyer:

               (i) an Officer's Certificate of the Secretary of Seller certifying (x) the incumbency and genuineness of signatures of all officers of Seller executing this Agreement, any document delivered by Seller at the Closing and any other document, instrument or agreement executed in connection herewith,
(y) the truth and correctness of resolutions of Seller authorizing the entry by Seller into this Agreement and the transactions contemplated hereby, and (z) the truth, correctness and completeness of the By-Laws of Seller;

               (ii) the Charter of Seller certified as of a recent date by the Secretary of State of the State of Delaware; and

               (iii) certificates of corporate and tax good standing and legal existence of Seller as of a recent date from the Secretary of State of the State of Delaware.

          (g)  OPINION OF COUNSEL.  (intentionally omitted)

          (h) PAYMENT OF INDEBTEDNESS. All indebtedness for borrowed money with respect to the Business shall have been paid and discharged in full, and the holders of such indebtedness shall have terminated any security interests covering the Purchased Assets.

          (i) TRANSFER OF NECESSARY PERMITS. All of the Necessary Permits shall have been transferred to or obtained by Buyer on or before the Closing Date.

          (j)  EMPLOYEES.
      shall have agreed to become employees of Buyer as of the Closing Date.

     6.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Buyer in this Agreement shall remain true and correct at the Closing Date, and Buyer shall, on or before the Closing Date, have performed all of its obligations under this Agreement and the other Purchase Documents which by the terms thereof are to be performed by it on or before the Closing Date; and Buyer shall have delivered an Officer's Certificate to Seller dated the Closing Date to such effect.

          (b) NO PENDING ACTION. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other governmental authority or arbitrator, which, in any such case, was not known by Seller on the date hereof or which could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Purchased Assets) or result in a Material Adverse Effect.

          (c) PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the assumption of Assumed Liabilities, all of the other Purchase Documents and all documents and papers relating thereto, shall be in form and substance reasonably satisfactory to Seller.

          (d) CONSENTS - PERMITS. Buyer shall have received (and there shall be in full force and effect) all material consents, approvals, licenses, permits, orders and other authorizations of, and shall have made (and there shall be in full force and effect) all such filings, registrations, qualifications and declarations with, any Person pursuant to any applicable law, statute, ordinance, regulation or rule or pursuant to any agreement, order or decree to which Buyer with respect to the Business is a party or to which it is subject, in connection with the transactions contemplated by this Agreement, the purchase of the Purchased Assets and the assumption of Assumed Liabilities.

          (e)  OPINION OF COUNSEL.  (Intentionally omitted).

     6.3 THIRD PARTY AGREEMENTS. Unless specifically agreed in writing, no third-party agreements, collaborations, supplier purchase orders or the like concerning the Business are assigned by Seller to Buyer, and Buyer does not accept any assignment of such third party agreements. Prior to the Closing Date, Seller shall inform Buyer of the existence and relevant terms of such third party agreements concerning the Business. To the extent such agreements are assignable, Buyer shall have the option to have Seller assign them to Buyer. Seller will use its best efforts to cancel any non-assignable agreements prior to Closing.

                                  7.0  TERMINATION

     7.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may (at the option of the party having the right to do so) be terminated at any time on or prior to the Closing Date as follows:

          (a)  MUTUAL CONSENT.  By mutual written consent of Buyer and Seller;

          (b) COURT ORDER. By Buyer or Seller if any court of competent jurisdiction shall have issued an order pursuant to the request of a third party restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

          (c) FAILURE TO MUTUALLY AGREE TO SCHEDULES. By Buyer or Seller if the Schedules or Exhibits hereto have not been mutually agreed to on or before July 15, 1997.

          (d)  FAILURE TO CLOSE.   By Buyer or Seller if the transactions
contemplated hereby shall not have been consummated on or before July 31, 1997; provided, however, that such right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to be consummated on or before such date;

          (e) TERMINATION BY SELLER. By Seller upon notice to Buyer, if as of the Closing (i) a condition to the performance of Seller set forth in Section
6.2 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a default under or a breach of this Agreement shall be made by Buyer, or (iii) any representation or warranty set forth in this Agreement or in any instrument delivered by Buyer pursuant hereto shall be false or misleading; or

          (f) TERMINATION BY BUYER. By Buyer by notice to Seller at any time prior to the Closing if (i) a condition to the performance of Buyer set forth in
Section 6.1 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a default under or a breach of this Agreement shall be made by Seller, (iii) any representation set forth in this Agreement or in any instrument delivered by Seller pursuant hereto shall be false or misleading, or
(iv) the results of Buyer's due diligence of the Business shall not be satisfactory to Buyer.

     7.2 EFFECT OF TERMINATION AND RIGHT TO PROCEED. If this Agreement is terminated pursuant to this Section 7.0, all further obligations of Buyer and Seller under this Agreement shall terminate without further liability of Buyer or any Affiliate thereof to Seller or of Seller to Buyer or any Affiliate thereof. If any of the conditions to obligations of Buyer specified herein have not been satisfied, Buyer, in addition to any other rights which it may have, shall have the right to waive its rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby and, if any of the conditions to the obligations of Seller specified herein have not been satisfied, Seller in addition to any other rights which may be available to it, shall have the right to waive its rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby.

                                8.0  INDEMNIFICATION

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each and every such representation and warranty set forth in this Agreement shall survive until the first anniversary of the Closing Date.

     8.2 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold Buyer, its officers, directors, employees, owners, agents and Affiliates, harmless from and in respect of any and all losses, damages, costs and expenses of any kind and nature whatsoever (including, without limitation, interest and penalties, reasonable expenses of investigation and court costs, reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of other professionals) which may be sustained or suffered by any of them (collectively "Losses"), arising out of, resulting from or pertaining to any Retained Liability, any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of Seller contained in this Agreement or any other Purchase Document.

     8.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold Seller and its officers, directors, employees, consultants, owners, agents and Affiliates, harmless from and in respect of any and all Losses which may be sustained or suffered by any of them arising out of or resulting from or pertaining to any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of Buyer contained in this Agreement or any other Purchase Document or all liabilities (other than Retained Liabilities) for all environmental, ecological, health, safety, products liability or other claims pertaining to the Business or the Purchased Assets which relate to time periods or events occurring after the Closing Date.

     8.4 NOTICE AND OPPORTUNITY TO DEFEND. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 8.2 or 8.3, the party seeking indemnification (the "Claiming Party") shall promptly notify the other party obligated to provide indemnification (the "Indemnifying Party"). If such event involves (a) any Claim, or (b) the commencement of any action, suit or proceeding by a third person, the Claiming Party will give the Indemnifying Party prompt written notice of such Claim or the commencement of such action, suit or proceeding, PROVIDED, HOWEVER, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action, suit or proceeding shall be brought against a Claiming Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it desires to do so, to assume the defense thereof, with counsel reasonably satisfactory to the Claiming Party and, after notice from the Indemnifying Party to the Claiming Party of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Claiming Party hereunder for any attorneys' fees or any other expenses, in each case subsequently incurred by the Claiming Party, in connection with the defense of such action, suit or proceeding. The Claiming Party shall cooperate fully with the Indemnifying Party and its counsel in the defense against any such action, suit or proceeding. In any event, the Claiming Party shall have the right to participate at its own expense in the defense of such action, suit or proceeding. In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent.

     8.5 PAYMENT. Payment of amounts owing by the Indemnifying Party pursuant to Sections 8.2 through 8.4 with respect to a third party claim shall be made within thirty days after the later of (i) settlement of the third party claim, or (ii) the expiration of the period for appeal of a final adjudication of such third party claim.

     8.6 TAX BENEFITS; INSURANCE PROCEEDS. In determining the amount of any damages for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative tax benefit or insurance proceeds realized or to be realized by such party; provided, however, that any increase in insurance premiums or taxes or the like caused by the damages or payment thereof shall be taken into consideration and utilized to offset the reduction in damages.

     8.7 DISPUTE RESOLUTION. In the event that a dispute arises between the parties as to any claim for Indemnification under Sections 8.1 through 8.4 hereof, the Presidents of each party hereto shall, for a period of ten (10) days, discuss the matter in question to see if it is capable of a resolution without invoking the provisions of 8.1 through 8.5 hereof. In the event that the matter has not been so resolved upon the conclusion of such ten (10) day period, during the next thirty (30) days the parties shall engage in good faith non-binding mediation with a mutually agreeable third party mediator in an effort to resolve such matter. If the Claiming Party is the Seller, the mediation shall occur in Boston, Massachusetts. If the Claiming Party is the Buyer, the mediation shall occur in San Jose, California.

                             9.0  POST CLOSING MATTERS

     9.1 LICENSE TO BUYER. At the Closing, Seller shall execute and deliver to Buyer a non-exclusive, royalty free, perpetual, worldwide license to make, use and sell products for the fields of NMR spectroscopy and NMR microscopy under all of Seller's existing patents, patent applications and inventions relating to the Business which are not included in the Purchased Assets in the form set forth in EXHIBIT 9.1.

     9.2 LICENSE TO SELLER. At the Closing, Buyer shall execute and deliver to Seller a non-exclusive, royalty free, perpetual, worldwide license to make, use and sell products for all fields except NMR spectroscopy and NMR microscopy under all patents, patent applications and inventions, which are included in the Purchased Assets in the form set forth in EXHIBIT 9.2.

     9.3 CIRCUITS. The fabrication line to manufacture HTS rf circuits on wafers is not included in the Purchased Assets. Seller shall supply Buyer with processed, etched high quality HTS rf circuits ("Circuits") in accordance with the following:

         [

          ]

     9.4 NON-COMPETITION. Seller shall not, directly or indirectly and in any capacity of any nature whatsoever, manufacture, sell, re-enter or otherwise participate in the business of cryogenic or HTS probes, preamplifiers or cryogenic systems for NMR spectroscopy or NMR microscopy for a period of ten
(10) years after the Closing Date. Without limiting the generality of the foregoing, Seller shall not, directly or indirectly and in any capacity of any nature whatsoever, act as a foundry for HTS or other electronics for any Person other than Buyer for NMR spectroscopy or microscopy for a period of ten (10) years after the Closing Date.

     9.5 NON-SOLICITATION. For a period of five (5) years after the Closing Date, Seller shall not, directly or indirectly and in any capacity of any nature whatsoever, retain or hire as an employee or consultant or in any other capacity, including, without limitation, through a supplier to Seller, any Business Employee hired by Buyer within thirty (30) days before or after the Closing, provided that (a) such restriction shall not apply to any such Business Employee who has ceased employment with Buyer for any reason at least twelve
(12) months prior to an offer of employment by Seller, and (b) Buyer may waive such restriction, in its sole discretion, on a case-by-case basis.

     9.6 PROJECTS. The parties intend to work together on NMR spectroscopy and NMR microscopy projects in government funding opportunities limited to small businesses, such as the Small Business Innovative Research programs of agencies such as the National Science Foundation, the National Institutes of Health and the Department of Defense. Seller, with Buyer's consent, will apply as the prime contractor and Buyer will participate as a subcontractor to the maximum amount permitted by applicable regulations (e.g., 33% in Phase 1 and 49% in Phase 2). As part of such projects, Seller will be generally responsible for HTS technology and cryogenic technology, while Buyer will be responsible for NMR circuits, electronics, probes, systems integration and NMR applications testing.

     9.7 USE OF CERTAIN TOOLS. For a period of up to three (3) years after the Closing Date, Seller will provide Buyer with reasonable access to those of Seller's tools, as listed in SCHEDULE 9.7, which are used by Seller in its core businesses, but which are also required for Buyer's designs and manufacture of NMR Probes, provided such tools continue to be available to Seller and Buyer gives reasonable notice for scheduling such access.

     9.8 CONFIDENTIALITY. To the extent permitted by applicable law, the parties agree to keep the purchase price, royalties, and other material terms and conditions of this

Agreement confidential for ten (10) years. Seller will request confidential treatment of purchase price and royalty percentages in any filing required with a regulatory agency.

                                10.0  MISCELLANEOUS

     10.1 FEES AND EXPENSES. Each of the parties hereto will pay and discharge its own expenses and fees in connection of with the negotiation of and entry into this Agreement and the consummation of the transactions contemplated hereby.

     10.2 NOTICES. All notices, requests, demands, consents and communications necessary or required under this Agreement or any other Purchase Document shall be made in the manner specified, or, if not specified, shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by telecopy (receipt confirmed) to:

     if to Buyer:

     Bruker Instruments, Inc.
     15 Fortune Drive
     Billerica, MA  01821
     Attention:  Frank H. Laukien Ph.D.
                President
     Facsimile Transmission Number:  508-667-0985

     with a copy to:

     Hutchins, Wheeler & Dittmar
     101 Federal Street
     Boston, MA  02110

     Attention:  Richard M. Stein, Esq.
     Facsimile Transmission Number:  (617) 951-1295

     if to Seller:

     Conductus, Inc.
     969 West Maude Avenue
     Sunnyvale, CA  94086
     Attention:  Charles E. Shalvoy
                President
     Facsimile Transmission Number: 408-523-9979

     with a copy to:

     Conductus, Inc.
     969 West Maude Avenue
     Sunnyvale, CA  94086
     Attention:  Judith A. DeFranco, Esq.
                Manager, Legal Affairs
     Facsimile Transmission Number:  408-523-9979

     All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent two (2) days following the date on which mailed, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

     10.3 SUCCESSORS AND ASSIGNS. All covenants and agreements set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors and assigns of such party, whether or not so expressed, except that Seller may not assign or transfer any of its rights or obligations under this Agreement without the consent in writing of Buyer.

     10.4 COUNTERPARTS, ETC. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of parties' rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.5 TAX MATTERS.

          (a) Seller will timely file all federal, state, local and foreign tax reports and returns for any period which ends on or prior to the Closing Date and which are required to be filed to reflect the operations of the Business. All such reports and returns will be prepared and filed using tax accounting methods and principles which are substantially consistent with those used in the returns and reports of taxes for the Business for preceding tax periods unless Buyer agrees otherwise. Any item of income, deduction or credit to be included in any such tax return or report shall be based on the permanent records (including work papers) of Seller. Buyer shall prepare and file on behalf of the Business all federal, state, local and foreign tax reports and returns for any period which ends after the Closing Date and which are required to be filed to reflect the operations of the Business attributable to a period prior to the Closing Date. Any tax returns or reports filed by Buyer and Seller shall be consistent with the provisions of this Agreement.

          (b) All refunds of taxes attributable to any or all years or periods (or portions thereof) ending prior to the Closing Date or attributable to any taxable year or period which ends at or after the Closing Date, to the extent that the refund is attributable to the operations of the Business up to the Closing Date (as determined on the basis of the permanent records of Seller), shall belong to and be retained by Seller.

          (c) The parties hereto shall provide such necessary information as any other party hereto may reasonably request in connection with the preparation of such parties' Tax Returns, or to respond to or contest any audit, prosecute any claim for refund or credit or otherwise satisfy any requirements relating to Taxes of Seller.

          (d) Buyer shall pay all transfer Taxes, sales Taxes, documentary stamp Taxes, recording charges and other similar Taxes resulting from, arising under or in connection with the transfer of the Purchased Assets or any other related transaction under the Agreement.

          (e) The obligations of Buyer and Seller set forth in the Agreement relating to Taxes shall, except as otherwise agreed in writing, be unconditional and absolute and shall remain in effect without limitation as to time or amount of recovery by Seller or Buyer until thirty (30) days after the expiration of the applicable statute of limitations governing the Taxes to which such obligations relate (after giving effect to any agreement extending or tolling such statute of limitations).

     10.6 GOVERNING LAW. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof).

     10.7 ENTIRE AGREEMENT. This Agreement, including the Schedules referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in said Schedules or Exhibits. This Agreement may not be amended except by an instrument in writing signed on behalf of Seller and Buyer.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first set forth above.


ATTEST:                                 BRUKER INSTRUMENTS, INC.



/s/ David E. Plunkett                   By: /s/ Frank H. Laukien
---------------------------                ------------------------
                                        Title: President
                                              ---------------------

ATTEST:   CONDUCTUS, INC.



   /s/ Guochun Liang                    By: /s/ Judith A. DeFranco
---------------------------                ------------------------

7/9/97                             Title: Manager, Legal Affairs
                                          --------------------------

                                    SCHEDULE 2.1

                                  Purchased Assets

Seller shall deliver to Buyer the following:

1. All inventory of the Business, including Seller's inventory of the Business located either in the hands of distributors or at customer sites, as listed in
Exhibit 2.1.1.

2. The tools and test equipment of the Business as listed in Exhibit 2.1.2, including computers used by hired employees, software for computer-aided design or engineering, Business documents, spreadsheets, databases and the like, but excluding Government-owned tools and test equipment used in the Business and test equipment that is shared by other operations of Seller.

3. All documents, drawings and similar materials of the Business in hard copy and electronic form (where available)

4. Seller's interest in all intellectual property of the Business, including, without limitation, the following:

     a. U.S. Patent No. 5,508,613, for "Apparatus for Cooling NMR Coils" (co-owned with Robert Black, licensed to Varian);

     b. U.S. Patent No. 5,585,723, for "Inductively Coupled Superconducting Coil Assembly" (co-owned with Varian);

     c. U.S. Patent No. 5,572,127, for "Inhomogeneities In Static Magnetic Fields Near Superconducting Coils" (licensed to Varian);

     d. U.S. Patent No. 5,565,778, for "Nuclear Magnetic Resonance Probe Coil" (licensed to Varian);

     e. U.S. Patent No. 5,594,342, for "Nuclear Magnetic Resonance Probe Coil with Enhanced Current-Carrying Capability;"

     f. U.S. Patent No. 5,619,140, "Method of Making Nuclear Magnetic Resonance Probe Coil;"

[
                                     28

          ]

     n. Any foreign patents or U.S. or foreign patent applications, continuations-in-part or other similar rights corresponding to the foregoing;

     o.   All trademarks used in the Business;

     p.   All copyrights used in the Business;

     q.   All know-how used in the Business; and

     r.   All designs developed by the Business.

5.   Other assets used in the Business.

Exhibit 2.2.1 Inventory
[]

Exhibit 2.1.2 Fixed Assets
[]

                                    SCHEDULE 2.2

                                  Retained Assets

Seller shall retain ownership of the following assets:

     1.   Accumulated losses of the Business;

     2. All issued and pending U.S. and foreign Patents of Seller not listed in Schedule 2.1;

     3. Equipment not listed in SCHEDULE 2.1 which is used in operations of Seller other than the Business.

                                 SCHEDULE 2.3

                                Assumed Liabilities


     1.   Buyer shall be responsible for the following:

          a. Ongoing factory service for out-of-warranty customers of HTS NMR Probes sold by the Business, as listed in Exhibit 2.3.1 hereto.

          b. Warranty service, including existing upgrade options, for accepted NMR Probes sold by the Business which are still covered by their original warranty, as listed in Exhibit 2.3.1 hereto.

          c. Installation and acceptance for HTS NMR Probes which have been delivered by the Business but not yet installed or accepted as of the Closing, provided that Seller will exercise its good faith efforts to minimize the number of HTS NMR Probes which are delivered to customers, but have not yet been accepted and entered warranty at Closing, as listed in Exhibit 2.3.1. It is noted, however, that there are no HTS NMR Probes which have been delivered, but are not installed or accepted on or before the Closing Date.

          Notwithstanding the foregoing, for HTS NMR probes manufactured by the Business which were sold by Varian or Nalorac, Buyer shall have no responsibility for in-warranty or post-warranty field service or installation except that Buyer will offer factory-repair services to such distributors at commercially reasonable rates and conditions.

     2. Buyer shall be responsible for the manufacturing, testing and delivery of HTS NMR Probes to distributors of the Business which, as of the Closing Date, have been ordered by such distributors but which have not yet been delivered by the Business. An amount equal to any downpayments made with respect to such probes prior to the Closing will be subtracted from the Purchase Price, and Buyer shall have the right to receive any other amounts due for any such probes, whether or not a downpayment has been made. All probes for which probes have been ordered but not yet delivered as of the Closing Date are listed in Exhibit
2.3.2. It is noted, however, that at the time of execution of this Agreement there are no HTS NMR Probes on order, but not yet delivered.

     3. If, despite the good faith efforts of Buyer, the specifications on NMR probes of the Business cannot be met under Paragraphs 1 or 2 of this Schedule 2.3, or if a customer rejects and returns an HTS NMR Probe, sold by Seller prior to Closing, Seller will be responsible for accepting the return of such probe for a refund or for negotiating some other form of a settlement with such customer.

Exhibit 2.3.1 Warranty Status
[




]

Schedule 2.6 Allocation of Purchase Price
[







]

Schedule 3.5 Changes
[








                                          ]

                                    SCHEDULE 3.6
                     TITLE, SUFFICIENCY AND CONDITION OF ASSETS
No exceptions.

                                SCHEDULE 3.10

                                  CONTRACTS

Seller is subject to the following contracts with respect to the Business:
(a)
1. Employees of the Business are currently eligible for health, dental, life and long and short term disabliity insurance, 401K plan, Section 125 plan, incentive stock options and an employee stock purchase plan.
(b)
1.   NIH Grant 5 R44 RR09244-03 for "Superconducting Probe for Clinical
Microscopy"
     a)   Subgrant under this award to Duke University;
     b) Conductus has agreed to deliver a probe to Duke University as part of this program. Title of the probe will transfer to Bruker upon completion of the grant performance;
     c) Conductus has contracted to loan a probe to NCI under this program for a period of six months. Title to the probe will transfer to Bruker upon completion of the grant performance.
2.   NIH Grant 5 R44 RR09757-03 for "Superconducting Probe for NMR
     Spectroscopy."
(c)  None.
(d)  None.
(e)  None.
(f)  None.
(g)
1.   Sales and Licensing Agreement with Varial dated January 1, 1996; and
2.   OEM Distribution Agreement with Nalorac dated November 4, 1996.
(h)
1. Joint Development Agreement with CTI Cryogenics dated September 19, 1995 (expired); and
2.   Varian dated August 1, 1994 (superceded by Sales Agreement.
(i)  None.
(j)
1.   License Agreement with Duke University under Subgrant listed above;
2. License to government of several patents and applications under various contracts; and

3.   License to Varian (as indicated in Schedule 2.13).
(k) None as relates directly to the Business. Seller has numerous contracts with consultants and former officeers, including nondisclosure agreements and proprietary rights agreements.
(l)  None
(m)  None
(n)  None

                               SCHEDULE 3.11

                        CUSTOMERS AND SUPPLIERS

1.   CTI-Cryogenics is the sole source of supply for cryocoolers.

                                SCHEDULE 3.16

                                  EMPLOYEES
See Schedule 3.5(f).

                               SCHEDULE 3.17

                                 LITIGATION
None.

                                EXHIBIT 9.1

                              LICENSE AGREEMENT

This License Agreement is effective August 4, 1997, by and between Conductus, Inc., a Delaware corporation ("Licensor") and Bruker Instruments, Inc., a Massachusetts corporation ("Licensee").
WHEREAS, Licensor and Licensee have entered into an Asset Purchase Agreement whereby Licensor transferred the assets of its HTS NMR probe business to Licensee;
WHEREAS, Licensor is the owner by assignment or right to assignment of certain patents, patent applications and inventions which are or may be useful in the Business; and
WHEREAS, Licensee desires to acquire and Licensor desires to grant a license, under the terms and conditions contained herein, to the patents, patent applications and inventions listed below.
NOW, THEREFORE, in consideration of the agreements and covenants contained hereunder, the parties agree as follows:

DEFINITIONS.

Unless otherwise provided herein, the definitions contained in the Asset Purchase Agreement between Bruker Instruments, Inc. and Conductus, Incorporated, dated July 9, 1997, which is incorporated herein by reference, apply hereto. "License Agreement means this agreement and any schedules and exhibits thereto; "Licensee" means Bruker Instruments, Inc. and its Affiliates;
"Licensor" means Conductus, Inc. and its successors and assigns;
"Licensed Field of Use" means systems, subunits (E.G., NMR probes, cryogenic systems, preamplifiers, etc.) and accessories (a) for NMR spectroscopy, and (b) for all NMR microscopy on any sample or specimen other than in-vivo NMR microscopy on human patients, but does not include MRI and/or in-vivo NMR microscopy on human patients in magnets of any geometry;
"Licensed Product" means a product which embodies or uses any or all of the elements or steps or their equivalents recited in one or more claims, of any patent which is in existence or may issue from the Licensed Technology, or which is manufactured by the use of any or all of the steps or their equivalents recited in one or more claims of any patent which may issue from the Licensed Technology;
"Licensed Technology" means those patents, patent applications and inventions listed in Exhibit 1 hereto.

GRANT OF LICENSE.

Subject to the terms of this License Agreement, Licensor grants Licensee a worldwide, royalty-free, unrevocable, perpetual, fully paid, nonexclusive license without right of sublicense to make, have made, import, use, distribute, sell and otherwise transfer Licensed Products in the Licensed Field of Use.

COVENANT NOT TO SUE.

Licensor hereby grants Licensee immunity from any claims by Licensor, in law or equity of infringement of any Letters Patent which may be granted to Licensor arising from inventions first made by Licensor prior to the effective date of this License Agreement. This immunity shall not apply to (a) any activity outside of the Licensed Field of Use or (b) any infringement related to any filter component or Josephson junction device whether in the Licensed Filed of Use or not.

WARRANTY.

4.1 Licensor represents and warrants that (a) it has the full right and power to grant the license set forth in Section 2, and that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of said license or with any other provisions of this License Agreement, and (b) that to the best of its knowledge, Exhibit 1 is a full and complete list of all patents, patent applications and inventions of Licensor applicable to the Licensed Field of Use. Licensor makes no other representations or warranties, express or implied, nor does Licensor assume any liability in respect of any infringement of patents or other rights of third parties due to Licensee's operation under the license herein granted.
4.2 Licensor does not warrant, nor does it represent that Licensee will not require a license under other patents to make, use, import, lease, sell or otherwise transfer products.

PATENT MARKING.

Licensee agrees to affix to each Licensed Product for which a United States patent has issued the following notice:
"Lic. U.S. Pat. No. ________."

TRADE SECRETS, KNOW-HOW,  COPYRIGHTS AND TRADEMARKS.

Except as expressly provided, no license or other right is granted herein to either party directly or by implication, estoppel or otherwise, with respect to any trade secret or know-how, and no such license or other right shall arise from the consummation of this License Agreement or from any acts, statements or dealings leading to such consummation. Except as specifically provided herein, neither party is required hereunder to furnish or disclose to the other any technical or other information.

RIGHT TO ENFORCE PATENT RIGHTS AGAINST THIRD PARTIES.

Licensor shall have the sole right to enforce the rights granted hereunder, including any patent rights against infringement by third parties.

TRADEMARKS.

Neither the granting of the license herein nor the acceptance of payments hereunder shall constitute an approval of or acquiescence in Licensor's or Licensee's practices with respect to trademarks, trade names, corporation names, advertising, or similar practices with respect to any product.

MISCELLANEOUS.

9.1 This License Agreement represents the entire agreement of the parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same. This License Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties. Furthermore, it is the intention of the parties that this License Agreement be controlling over any order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-preprinted agreements clearly understood by both parties to be an amendment or waiver.
9.2 Neither party shall be required hereunder to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force.
9.3 This License Agreement or any part hereof may not be assigned by either Licensee without the prior consent of Licensor; provided, however, that Licensee may assign this License Agreement to any entity which acquires substantially all of its assets or business, provided that the assignor remains obligated hereunder. This License Agreement, and the Licensed Technology may be freely assigned by Licensor, provided that the assignor remains obligated hereunder.
9.4 If any provision of this License Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this License Agreement shall otherwise remain in full force and effect and enforceable.
9.5 All notices, consents or approvals required by this License Agreement shall be in writing sent by certified or registered air mail, postage prepaid or by facsimile or cable (confirmed by such certified or registered mail) to the parties at the addresses first specified above or such other addresses as may be designated in writing by the respective parties.
9.6 Both parties are independent contractors under this License Agreement. Nothing contained in this License Agreement is intended nor is to be construed so as to constitute the parties as partners, agents or joint ventures with respect to this License Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party
9.7 The waiver by either party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.
9.8 NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE OBLIGATED OR LIABLE WITH RESPECT TO ANY SUBJECT

MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INCIDENTAL OR CONSEQUENTIAL
DAMAGES, OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR
SERVICES.
9.9 Licensee shall comply with all export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or allow the export or reexport of any Licensed Technology or any direct product thereof in violation of any such restrictions, laws or regulations, or to any countries for which the United States Government or any agency thereof at the time of export requires an export license or other governmental approval. Licensee will notify its customers of the obligation to comply with such export laws and regulations.
9.10 This License Agreement shall be effective upon closing of the Asset Purchase Agreement. In the event that the Asset Purchase Agreement is terminated, this License Agreement shall be without effect.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written in multiple counterparts, each of which shall be considered an original.


Conductus:                            Bruker:
By:  /s/ Charles E. Shalvoy           By: /s/ Frank H. Laukien
   ----------------------------          ----------------------------
Name: Charles E. Shalvoy              Name:  Frank H. Laukien
Title:    President and CEO           Title:    President
Date: 8/1/97                          Date: 8/1/97
   ----------------------------          ----------------------------

EXHIBIT 1

LICENSED TECHNOLOGY
1. U.S. Patent No. 5,130,294 for "High Temperature Superconductor-Calcium Titanate Sapphire Structures;"
2. U.S. Patent No. 5,132,282 for "High Temperature Superconductor-Strontium Titanate Sapphire Structures;"
3.   U.S. Patent No. 5,207,884 for "Superconductor Deposition System;"
4. U.S. Patent No. 5,432,151 for "Process for Ion-assisted Laser Deposition of Biaxially Textured Intermediate Layer for Forming Superconducting Thin Films on Substrates;"
5.   U.S. Patent No. 5,351,007 for "Superconducting Magnetic Resonance Probe
     Coil;"
6.   U.S. Patent No. 5,276,398 for "Superconducting Magnetic Resonance Probe
     Coil;"
7.   [
8.

            ]
9. All other non-listed corresponding or counterpart patents to the patents and patent applications listed in items 1-8 above;
10. All patents which are reissues, reexaminations, divisions, continuations or extensions of any of the forgoing patents, patent applications and inventions.

                              SCHEDULE 9.7
                             EXHIBIT TOOLS
[

                  ]